Exhibit 99.1

Tidewater Reports First Quarter Results for Fiscal 2009

NEW ORLEANS—(BUSINESS WIRE)—August 1, 2008—Tidewater Inc. (NYSE:TDW) announced today first quarter net earnings for the period ended June 30, 2008, of $84.8 million, or $1.64 per common share, on revenues of $340.1 million.

For the same quarter last year, net earnings were $87.5 million, or $1.55 per common share, on revenues of $305.5 million. Included in the June 30, 2007, quarter’s net earnings are after-tax charges totaling $3.5 million, or $.06 per common share, related to the settlement of a class action in California related to certain wage and hour claims of certain former and current employees, retirement costs of a senior executive and legal costs associated with the Company’s previously disclosed investigation of its Nigerian operations. The immediately preceding quarter ended March 31, 2008, had net earnings of $85.4 million, or $1.63 per common share, on revenues of $331.4 million.

As previously announced, Tidewater will hold a conference call to discuss June quarterly earnings on Friday, August 1, 2008, at 9:00 a.m. CDT, following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 11:00 a.m. CDT on August 2, 2008, and will continue until 11:59 p.m. CDT on August 3, 2008. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 54793654.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until September 1, 2008.

Tidewater Inc. owns 453 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

Financial information is displayed on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

ASSETS	June 30, 2008	March 31, 2008
Current assets:
Cash and cash equivalents	$184,670	270,205
Trade and other receivables, net	332,516	308,813
Marine operating supplies	47,754	46,369
Other current assets	13,083	5,208
Total current assets	578,023	630,595
Investments in, at equity, and advances to unconsolidated companies	25,659	27,433
Properties and equipment:
Vessels and related equipment	2,975,735	2,867,391
Other properties and equipment	82,662	82,357
	3,058,397	2,949,748
Less accumulated depreciation and amortization	1,282,943	1,270,710
Net properties and equipment	1,775,454	1,679,038
Goodwill	328,754	328,754
Other assets	94,031	85,960
Total assets	$2,801,921	2,751,780

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities on capitalized lease obligations	9,776	10,059
Accounts payable	91,724	93,147
Accrued expenses	56,248	54,497
Accrued property and liability losses	6,167	6,271
Other current liabilities	52,909	34,930
Total current liabilities	216,824	198,904
Long-term debt	300,000	300,000
Deferred income taxes	193,006	189,605
Accrued property and liability losses	11,319	12,530
Other liabilities and deferred credits	123,214	120,657

Commitment and contingencies (Note 5)

Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 51,532,953 shares at June and 52,318,806 shares at March	5,153	5,232
Other stockholders’ equity	1,952,405	1,924,852
Total stockholders’ equity	1,957,558	1,930,084
Total liabilities and stockholders’ equity	$2,801,921	2,751,780

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Three Months Ended June 30,
	2008	2007
Revenues:
Vessel revenues	$328,371	292,891
Other marine revenues	11,683	12,591
	340,054	305,482
Costs and expenses:
Vessel operating costs	176,728	138,540
Costs of other marine revenues	10,429	11,747
Depreciation and amortization	30,621	28,197
General and administrative	35,108	31,512
Gain on sales of assets	(10,387)	(6,930)
	242,499	203,066
	97,555	102,416
Other income (expenses):
Foreign exchange loss	(1,190)	(525)
Equity in net earnings of unconsolidated companies	4,196	3,386
Interest income and other, net	1,899	5,641
Interest and other debt costs	(320)	(2,842)
	4,585	5,660
Earnings before income taxes	102,140	108,076
Income taxes	17,364	20,534
Net earnings	$84,776	87,542

Basic earnings per common share	$1.65	1.56

Diluted earnings per common share	$1.64	1.55

Weighted average common shares outstanding	51,519,584	56,072,548
Dilutive effect of stock options and restricted stock	295,455	446,798
Adjusted weighted average common shares	51,815,039	56,519,346

Cash dividends declared per common share	$0.25	0.15

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2008	2007
Operating activities:
Net earnings	$84,776	87,542
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	30,621	28,197
Provision for deferred income taxes	(9,874)	(14,285)
Gain on sales of assets	(10,387)	(6,930)
Equity in earnings of unconsolidated companies, net of dividends	1,462	(3,403)
Compensation expense - stock-based	2,945	3,436
Excess tax benefit on stock options exercised	(1,408)	(13,243)
Changes in assets and liabilities, net:
Trade and other receivables	(18,653)	7,732
Marine operating supplies	(1,385)	3,044
Other current assets	(7,875)	(5,449)
Accounts payable	(1,918)	2,772
Accrued expenses	1,751	4,988
Accrued property and liability losses	(105)	(33)
Other current liabilities	20,043	11,110
Other, net	2,724	15,680
Net cash provided by operating activities	92,717	121,158
Cash flows from investing activities:
Proceeds from sales of assets	12,093	24,501
Additions to properties and equipment	(129,657)	(111,543)
Other	312	—
Net cash used in investing activities	(117,252)	(87,042)
Cash flows from financing activities:
Principal payments on capitalized lease obligations	(283)	(1,000)
Proceeds from issuance of common stock	4,376	36,603
Cash dividends	(12,867)	(8,490)
Stock repurchases	(53,634)	(113,685)
Excess tax benefits on stock options exercised	1,408	13,243
Net cash used in financing activities	(61,000)	(73,329)
Net change in cash and cash equivalents	(85,535)	(39,213)
Cash and cash equivalents at beginning of period	270,205	393,806
Cash and cash equivalents at end of period	$184,670	354,593
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$238	1,517
Income taxes	$13,706	13,078
Non-cash financing activities:
Capitalized leases	$—	16,938

The company’s revenues and operating costs and its related percentage of total revenue for quarters ended June 30, 2008 and 2007 and for the quarter ended March 31, 2008 were as follows:

	Quarter Ended June 30,				Quarter Ended March 31,
(In thousands)	2008	%	2007	%	2008	%
Revenues:
Vessel revenues:
United States	$40,102	12%	43,072	14%	36,838	11%
International	288,269	85%	249,819	82%	277,367	84%
	328,371	97%	292,891	96%	314,205	95%
Other marine revenues	11,683	3%	12,591	4%	17,223	5%
	$340,054	100%	305,482	100%	331,428	100%
Operating costs:
Vessel operating costs:
Crew costs	$93,152	27%	76,245	25%	82,642	25%
Repair and maintenance	35,848	11%	24,558	8%	28,125	8%
Insurance and loss reserves	5,473	2%	6,038	2%	5,542	2%
Fuel, lube and supplies	15,166	4%	11,316	4%	14,735	4%
Vessel operating leases	1,749	1%	766	<1%	1,660	1%
Other	25,340	7%	19,617	6%	22,464	7%
	176,728	52%	138,540	45%	155,168	47%
Costs of other marine revenues	10,429	3%	11,747	4%	14,444	4%
	$187,157	55%	150,287	49%	169,612	51%

The company’s vessel operating profit and other components of earnings before income taxes and its related percentage of total revenue for the quarters ended June 30, 2008 and 2007 and for the quarter ended March 31, 2008, were as follows:

	Quarter Ended June 30,				Quarter Ended March 31,
(In thousands)	2008	%	2007	%	2008	%
Vessel activity:
United States	$9,289	3%	10,365	3%	8,357	3%
International	87,262	26%	95,910	31%	97,037	29%
	96,551	28%	106,275	35%	105,394	32%
Gain on sales of assets	10,387	3%	6,930	2%	1,757	1%
Other marine services	1,104	<1%	735	<1%	2,643	1%
Operating profit	$108,042	32%	113,940	37%	109,794	33%
Equity in net earnings of unconsolidated companies	4,196	1%	3,386	1%	4,217	1%
Interest and other debt costs	(320)	(<1%)	(2,842)	(1%)	(1,279)	(<1%)
Corporate general and administrative	(10,568)	(3%)	(11,097)	(4%)	(10,467)	(3%)
Other income	790	<1%	4,689	2%	2,111	1%
Earnings before income taxes	$102,140	30%	108,076	35%	104,376	31%

The company’s vessel utilization percentages and average day rates by vessel class and in total for the quarters ended June 30, 2008 and 2007 and March 31, 2008, were as follows:

	Quarter Ended June 30,		Quarter Ended March 31,
	2008	2007	2008
UTILIZATION:
United States-based fleet:
Deepwater vessels	94.9%	91.3	97.5
Towing-supply/supply	49.8	61.0	46.2
Crew/utility	77.3	88.3	73.0
Total	63.0%	70.3	60.1
International-based fleet:
Deepwater vessels	83.6%	96.3	83.5
Towing-supply/supply	77.2	77.4	76.7
Crew/utility	86.1	86.2	85.1
Offshore tugs	53.4	63.4	56.7
Other	41.8	54.7	58.7
Total	76.6%	79.0	76.7
Worldwide fleet:
Deepwater vessels	85.9%	95.5	86.4
Towing-supply/supply	73.6	75.0	72.7
Crew/utility	84.7	86.5	83.1
Offshore tugs	53.4	63.4	56.7
Other	41.8	54.7	58.7
Total	74.8%	77.8	74.5

AVERAGE VESSEL DAY RATES:
United States-based fleet:
Deepwater vessels	$24,514	23,432	23,904
Towing-supply/supply	11,633	11,951	9,863
Crew/utility	6,010	5,992	6,201
Total	$12,835	12,001	12,027
International-based fleet:
Deepwater vessels	$24,728	23,175	25,474
Towing-supply/supply	11,660	9,478	11,117
Crew/utility	4,965	4,663	4,819
Offshore tugs	8,931	7,044	7,413
Other	9,893	5,653	5,140
Total	$11,221	9,557	10,766
Worldwide fleet:
Deepwater vessels	$24,679	23,218	25,110
Towing-supply/supply	11,658	9,774	11,013
Crew/utility	5,114	4,855	5,018
Offshore tugs	8,931	7,044	7,413
Other	9,893	5,653	5,140
Total	$11,396	9,852	10,900

The company’s average number of vessels by class and geographic distribution for the quarters ended June 30, 2008 and 2007 and for the quarter ended March 31, 2008, were as follows:

	Quarter Ended June 30,		Quarter Ended March 31,
	2008	2007	2008
United States-based fleet:
Deepwater vessels	8	6	8
Towing-supply/supply	34	38	34
Crew/utility	13	12	14
Total	55	56	56
International-based fleet:
Deepwater vessels	31	30	31
Towing-supply/supply	226	218	227
Crew/utility	70	74	70
Offshore tugs	36	37	36
Other	5	5	5
Total	368	364	369
Owned or chartered vessels included in marine revenues	423	420	425
Vessels withdrawn from service	19	25	21
Joint-venture and other	14	13	14
Total	456	458	460

The table below summarizes the company’s vessel commitments by vessel class and type as of June 30, 2008:

	U. S. Built			International Built
Vessel class and type	Number of Vessels	Total Cost Commitment	Expended Through 6/30/08	Number of Vessels	Total Cost Commitment	Expended Through 6/30/08
		(In thousands)			(In thousands)
Deepwater vessels:
Anchor handling towing supply	—	—	—	6	$172,478	$79,348
Platform supply vessels	2	$62,765	$11,336	20	$513,568	$107,159
Replacement Fleet:
Anchor handling towing supply	—	—	—	19	$318,767	$70,949
Platform supply vessels	—	—	—	6	$74,379	$21,620
Crewboats and offshore tugs:
Crewboats	—	—	—	4	$21,308	$9,411
Offshore tugs	—	—	—	2	$28,433	$10,955
Totals	2	$62,765	$11,336	57	$1,128,933	$299,442

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered to the company by quarter of the various vessel commitments as discussed above:

	Quarter Period Ended

Vessel class and type	09/08	12/08	03/09	06/09	09/09	Thereafter

Deepwater vessels:
Anchor handling towing supply	—	—	—	1	1	4
Platform supply vessels	—	—	3	2	3	14
Replacement Fleet:
Anchor handling towing supply	4	5	1	1	—	8
Platform supply vessels	—	—	2	1	1	2
Crewboats and offshore tugs:
Crewboats	—	—	2	1	1	—
Offshore tugs	—	—	—	—	2	—
Totals	4	5	8	6	8	28